     As filed with the Securities and Exchange Commission on April 24, 1998

                                                  Registration No. 333-[_______]

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       AND POST-EFFECTIVE AMENDMENT NO. 1
               TO REGISTRATION STATEMENT NO. 33-49134 ON FORM S-8

                               PRIMARK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           MICHIGAN                                     38-2383282
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)


                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02154
                    (Address of principal executive offices)


              PRIMARK CORPORATION 1992 EMPLOYEE STOCK PURCHASE PLAN
              -----------------------------------------------------
                            (Full title of the plan)


                            MICHAEL R. KARGULA, ESQ.
                    EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                               PRIMARK CORPORATION
                         1000 WINTER STREET, SUITE 4300
                          WALTHAM, MASSACHUSETTS 02154
                                 (781) 466-6611
--------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


==========================================================================================================
                                                  Proposed              Proposed
Title of securities      Amount to be      maximum offering price   maximum aggregate        Amount of
 to be registered         registered            per share(4)        offering price(4)  registration fee(4)
----------------------------------------------------------------------------------------------------------
   COMMON STOCK,
 WITHOUT PAR VALUE    2,000,000(1)(2)(3)           $41.44              $82,880,000           $24,449.60
==========================================================================================================



(1) This registration statement relates solely to 2,000,000 additional shares (the "Shares") of Primark Corporation Common Stock, without par value ("Common Stock"). The 2,000,000 additional Shares are of the same class as other securities of Primark Corporation for which a Registration Statement filed on Form S-8 relating to the Primark Corporation 1992 Employee Stock Purchase Plan (Commission File No. 33-49134) is effective. Pursuant to Instruction E of the Registration Statement on Form S-8, the filing fee is being paid only with respect to the 2,000,000 additional Shares.

(2) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus relating to the Shares registered by this Registration Statement also relates to and includes one million shares of Common Stock registered on Form S-8, Commission File No. 33-49134.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(h), based upon the average of the high and low prices for shares of the Registrant's Common Stock as reported on the New York Stock Exchange on April 21, 1998.

                                     PART I

                                EXPLANATORY NOTE

     Pursuant to Instruction E to the Registration Statement on Form S-8, this registration statement relates solely to the registration of 2,000,000 additional shares of Primark Corporation (the "Company") Common Stock, without par value (the "Shares"). The 2,000,000 additional Shares being registered hereby are of the same class as other securities for which a registration statement on Form S-8 (Commission File No. 33-49134) is effective. The contents of the earlier registration statement on Form S-8 (Commission File No. 33-49134) are incorporated herein by reference. The remainder of this registration statement consists only of the required opinions and consents, and the signature page in accordance with Instruction E of the Registration Statement on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         Exhibit
         Number     Description
         ------     -----------

           5.1 Opinion of Michael R. Kargula, Esq., Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities being registered.

          23.1      Consent of Deloitte & Touche LLP.

          23.2 Consent of Michael R. Kargula, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

          24.1      Power of Attorney (included on signature pages).

          99.1      Primark Corporation 1992 Employee Stock Purchase Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on April 24, 1998.


                                      PRIMARK CORPORATION



                                      By: /s/ Stephen H. Curran
                                          ------------------------------------
                                          Stephen H. Curran
                                          Executive Vice President and
                                          Chief Financial Officer



                                POWER OF ATTORNEY

     The undersigned directors and officers of Primark Corporation, a Michigan corporation, hereby severally constitute and appoint Joseph E. Kasputys, Stephen
H. Curran and Michael R. Kargula, and each of them (with full power to act without the others), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, and in his or her name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement covering shares of common stock of the corporation which have been issued or may be issued under its 1992 Employee Stock Purchase Plan, and thereafter to execute and file any Post-Effective Amendments to the Registration Statement and Amendments or Supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform every and all acts and things whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the time thereof, hereby ratifying and confirming all that said attorneys and agents, or any of them, or their substitute or his substitute, may or shall lawfully do, or cause to be done, by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                    Titles                              Date
----------                    ------                              ----


/s/ Joseph E. Kasputys        Chairman, President and         February 23, 1998
--------------------------    Chief Executive Officer
Joseph E. Kasputys            (Principal Executive Officer)


/s/ Stephen H. Curran         Executive Vice President and    February 23, 1998
--------------------------    Chief Financial Officer
Stephen H. Curran             (Principal Financial and
                              Accounting Officer)


/s/ Kevin J. Bradley          Director                        February 23, 1998
--------------------------
Kevin J. Bradley


/s/ John C. Holt              Executive Vice President        February 23, 1998
--------------------------    and Director
John C. Holt


/s/ Steven Lazarus            Director                        February 23, 1998
--------------------------
Steven Lazarus


/s/ Patricia  McGinnis        Director                        February 23, 1998
--------------------------
Patricia  McGinnis


/s/ Jonathan Newcomb          Director                        February 23, 1998
--------------------------
Jonathan Newcomb


/s/ Constance K. Weaver       Director                        February 23, 1998
--------------------------
Constance K. Weaver

                                INDEX OF EXHIBITS



Exhibit 5.1 Opinion of Michael R. Kargula, Esq., Executive Vice President, General Counsel and Secretary of the Company, regarding the legality of the securities being registered.

Exhibit 23.1        Consent of Deloitte & Touche LLP.

Exhibit 23.2 Consent of Michael R. Kargula, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

Exhibit 24.1        Power of Attorney (included on signature pages).

Exhibit 99.1        Primark Corporation 1992 Employee Stock Purchase Plan